Employment Agreement
This Employment Agreement (this “Agreement”) is entered into as of October 27, 2026 by and between Jennifer L. Davis (“Executive”) and Align Technology, Inc. (the “Company”).
1.Duties and Scope of Employment.
(a)Position. The period during which the Executive is employed under this Agreement is referred to as the Executive’s “Employment.” During the Employment, the Company agrees to employ Executive during a transition period beginning November 2, 2026, and ending on December 31, 2026, in the position of President and Chief Executive Officer-elect. Thereafter, commencing on December 31, 2026, Executive will be employed in the position of President and Chief Executive Officer and shall be considered the Company’s principal executive officer. Executive shall report directly to the Company’s Board of Directors (“Board”). Executive accepts such Employment and agrees to discharge all duties normally associated with said position, and to faithfully and to the best of Executive’s abilities perform such other services consistent with Executive’s position as may from time to time be assigned to Executive by the Board. Executive shall diligently perform such duties and responsibilities consistent with the reasonable directions of the Board.
(b)Board Membership. The Board will appoint Executive to the Board effective as of the Commencement Date set forth below. Thereafter, during the Employment, the Board shall nominate Executive for election to the Board at each applicable annual meeting of the Company’s stockholders, subject to any required Board, governance committee, and stockholder approvals. Upon the termination of Executive’s Employment for any reason, Executive shall be deemed to have immediately and automatically resigned from the Board, as well as from any officer or director position held with the Company and any of its subsidiaries and affiliates and shall promptly execute any documents reasonably requested by the Company to reflect such resignations.
(c)Obligations to the Company. During the Employment, Executive shall devote Executive’s full business efforts and time to the Company and shall at all times act in the best interests of the Company. Executive agrees not to actively engage in any other employment, occupation or consulting activity (including serving on any other board of directors for any other company), regardless whether such company is a for profit or non-profit) for any direct or indirect remuneration without the prior written approval of the Board and subject to the Board’s continuing approval, which approval the Board may withdraw at any time for any reason. Executive may own, as a passive investor, no more than 1% of any class of the outstanding securities of any publicly traded corporation. Executive agrees to abide by the policies and procedures of the Company in effect from time to time and will not make any statements or act in any way, that reflects, or is reasonably likely to reflect, negatively on the Company, its directors, officers, employees, or shareholders. Notwithstanding the foregoing, nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.
(d)No Conflicting Obligations. The Company seeks to employ Executive because of Executive’s general leadership skills, judgment, and acumen. Executive represents and warrants to the Company that Executive (i) is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with Executive’s obligations under this Agreement; (ii) will not use or disclose, in connection with Executive’s employment by the Company, any trade secrets, confidential or proprietary information, or intellectual property in which Executive or any other person has any right, title or interest and that the Executive’s Employment as contemplated by this Agreement will not infringe or violate the rights of any other person or entity; and (iii) has returned all property and confidential information belonging to any prior employers.
(e)Commencement Date. Executive will commence full-time Employment in the position set forth in Section 1(a) above effective November 2, 2026 (“Commencement Date”).

Align Technology, Inc.
Employment Agreement (Jennifer Davis)

Executive’s employment with the Company shall continue unless terminated in accordance with Section 5 of this Agreement.
(f)Principal Place of Employment. Unless otherwise mutually agreed to in writing between Executive and the Board, and subject to Section 2(f) (Relocation and Temporary Housing Expenses), Executive hereby acknowledges and agrees to perform services primarily out of the Company’s San Jose, California offices.
2.Cash and Incentive Compensation.
(a)Salary. Effective on the Commencement Date, the Company shall pay Executive as compensation for Executive’s services an initial base salary at a gross annual rate of $1,300,000.00, which the Compensation and Human Capital Committee (or its successors) of the Board (“Committee”) will thereafter review and set annually (“Base Salary”), payable in accordance with the Company’s standard payroll schedule and practices and less applicable statutory tax deductions and withholdings. The Committee will review Executive’s salary at least annually.
(b)Sign-on Bonus. Executive will receive cash sign-on award of $2,000,000.00, less applicable withholdings (the "Sign-on Bonus”), payable on the first pay day after the Commencement Date. 100% of the amount of the Sign-on Bonus post-withholdings will be returned if Executive resigns prior to the one-year anniversary of the Commencement Date. The terms and conditions of Attachment A, (“Sign-on Bonus Reimbursement Agreement”) are incorporated herein. Executive has the option to defer receipt of payment of the Sign-on Bonus to the end of the fully served retention period without any repayment obligation.
(c)Annual Bonus. Executive shall be eligible to participate in the Company Corporate Bonus Plan, as amended from time to time, under which Executive shall have the opportunity to earn a potential annual cash bonus (“Annual Bonus”) of 150% of Executive’s Base Salary at target levels of performance (“CEO Bonus”), from calendar year 2027 and onward. The amount of the CEO Bonus shall be based upon the terms of the Company’s Corporate Bonus Plan, including any individual performance objectives set by the Board, which will be set no later than March 31 of each calendar year. The amount of any Annual Bonus awarded or paid to Executive will be subject to the discretion of the Committee. To the extent this Section 2(c) conflicts with the Company’s Corporate Bonus Plan, the terms of the Company’s Corporate Bonus Plan will control; provided, however, notwithstanding the terms of the Corporate Bonus Plan, Executive shall be eligible to be paid at the same maximum percentage as other members of senior management of the Company as set by the Committee from time-to-time. In addition, Executive shall be eligible for a prorated bonus in calendar year 2026 to reflect actual time worked at the Company, between the Commencement Date and December 31, 2026. The Annual Bonus shall be paid to Executive in cash, consistent with the terms of the Company’s Annual Bonus Plan and normal payroll practices, following certification of performance objectives by the Committee. Performance below threshold expectations shall result in a 0% payout.
(d)Incentive Equity Award. Subject to the approval of the Committee in all respects, on or promptly after the Commencement Date, Executive shall be granted an award of restricted stock units (“RSUs”) and market stock units (“MSUs”) with an at target value of at approximately $16,500,000.00. The aforementioned RSUs and MSUs will be granted under the Company’s 2005 Incentive Plan (“Plan”), calculated in the same manner as similar equity awards ordinarily granted to the Company’s other executive officers. The $16,500,000 in equity awards will be comprised of (i) 60% ($9,900,000.00) three-year cliff vesting MSUs; and (ii) 40% ($6,600,000.00) RSUs, with vesting in equal annual installments of 25% on each anniversary date of Commencement Date, over a period of four years. The MSU award shall result in a payout for Executive valued between 0% and 250% of target. The RSUs and MSUs will be subject to continued service on each applicable vesting date and to the terms and conditions of the Plan, as it may be amended from time to time, the Company’s Notice of Grant, the

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Employment Agreement (Jennifer Davis)

Company’s standard form of restricted stock unit agreement and market stock unit agreement, and the Company’s standard policies and practices for grants of equity awards in effect from time to time.
(e)Go-Forward Equity. An Incentive Equity Award for Executive for calendar year 2027 will be targeted at no less than $12,000,000.00, subject to normal Committee processes, approval and timing practices. After 2027, the Executive shall be eligible for annual equity awards on such basis and at such times and in such amounts as the Committee (or the Board) shall determine in its discretion.
(f) Relocation and Temporary Housing Expenses. Subject to the presentation of reasonable substantiation and documentation as the Company may specify from time to time, the Company shall reimburse Executive for reasonable: (i) relocation expenses actually incurred by Executive in connection with Executive’s relocation under this Section 1(f), including but not limited to travel to and from Executive’s current principal place of residence and travel associated with procuring a permanent residence in California, up to an aggregate amount of $1,000,000.00 (the “Relocation Expenses”); and (ii) temporary housing expenses (the “Temporary Housing Expenses”) for housing accommodations in or about San Jose, California or other mutually agreed nearby communities for a 12 month term for such housing. Tax obligations to make the Relocation Expenses and Temporary Housing Expenses tax neutral shall be in addition to the expenses reimbursed pursuant to the prior sentence.
To the extent there is a conflict between any Company policies and the aforementioned types of expenses eligible for reimbursement, the Chairman of the Board shall be authorized to resolve such conflict and/or approve the reimbursement of the expense(s).
Furthermore, in the event that (i) Executive’s employment with the Company is terminated by the Company for Cause or by Executive without Good Reason, in each case during the 12-month period following the Commencement Date, Executive shall be required to repay to the Company an amount in cash equal to the value of the aggregate Relocation Expenses and Temporary Housing Expenses previously paid to Executive within 60 days following the date Executive is terminated by the Company for Cause or by the Executive without Good Reason, as applicable.
(g) Attorney’s Fees. The Company shall reimburse Executive for reasonable attorney’s fees and expenses actually incurred in connection with the review and negotiation of this Agreement, up to an aggregate amount of $30,000.00.
3.Vacation, Executive Benefits, Company-Directed Security, D&O Insurance.
4.(a) Vacation and Executive Benefits. During the Employment, Executive shall be eligible to accrue 18 days’ vacation per calendar year on a pro-rata basis throughout the year, in accordance with the Company’s standard policy for senior management, including provisions with respect to maximum accrual, as it may be amended from time to time. During the Employment, Executive shall be eligible to participate in any employee benefit plans maintained by the Company for senior management, subject in each case to the generally applicable terms and conditions of the plan as amended from time to time and to the determinations of any person or committee administering such plan.
5.(b) Company-Directed Security Program. During the Employment, the Company shall provide and pay the costs of such reasonable and customary security measures as the Company determines appropriate in light of Executive’s position as President and Chief Executive Officer and the security risks associated with that position, including, as determined by the Company, secure ground

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Employment Agreement (Jennifer Davis)

transportation between Executive’s residence and places of employment and the installation, monitoring, maintenance, repair and replacement of security systems and other protective measures at Executive’s residence. The nature, scope, duration, manner of provision and providers of all such security measures shall be determined and directed by the Company, taking into account the recommendations of an objective security study conducted by an independent security consultant selected and engaged by the Company and any subsequent updates to that study. Executive shall reasonably cooperate with the Company and its security consultants and providers in implementing and maintaining the security measures. The Company may modify, replace or discontinue any particular security measure based on changes in the applicable security assessment, Executive’s duties or location, the availability or effectiveness of security measures, or other relevant facts and circumstances, provided the Company shall continue to provide reasonable and customary security measures consistent with this Section during the Employment.
6.The security measures provided under this Section 3(b) are required and provided for Company business purposes and are not intended as personal compensation to Executive. The Company intends to administer the security program in a manner designed to qualify, to the extent applicable, as a working condition fringe benefit under Section 132 of the Internal Revenue Code and Treasury Regulation Section 1.132-5. Notwithstanding the foregoing, the Company shall determine, after consultation with its tax and legal advisors as it deems appropriate, all applicable tax withholding, payroll reporting, securities-law disclosure and other reporting treatment. Nothing in this Section constitutes a representation or guarantee by the Company that any security measure will be excluded from Executive’s taxable income or from disclosure as compensation or a perquisite under applicable securities laws. For the avoidance of doubt, Executive shall have no right to receive cash or any other payment in lieu of a security measure, to select a security provider, or to require the Company to provide any measure not supported by the Company’s security assessment or otherwise approved by the Company.
(c) D&O Insurance. Subject to applicable law, Executive will be provided indemnification to the maximum extent permitted by the Company’s Articles of Incorporation or Bylaws, including expense advancement rights and any directors and officers insurance policies, with such indemnification, expense advancement rights and insurance to be on terms determined by the Board or any of its committees, but on terms no less favorable than those provided to any other Company senior executive officer or director and subject to the terms of any separate written indemnification agreement.
7.Business Expenses. Subject to Section 6(i) (Section 409A), Executive shall be entitled to reimbursement for all necessary and reasonable travel, and other business expenses incurred in connection with Executive’s duties in accordance with the Company’s generally applicable policies.
8.Termination of Employment.
(a)At-Will Employment. Executive’s Employment with the Company shall be “at will” and either Executive or the Company may terminate Executive’s Employment at any time, for any reason, with or without Cause as defined herein (though certain terminations of Executive’s Employment may trigger Executive’s right to receive payments and benefits under Section 6). Any contrary representations, which may have been made to Executive, whether orally or in writing, shall be superseded by this Agreement. This Agreement constitutes the full and complete agreement between Executive and the Company on the “at will” nature of Executive’s Employment, which may only be

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Employment Agreement (Jennifer Davis)

changed in an express written agreement signed by Executive and a duly authorized officer of the Company following approval of the Board.
(b)Termination. The Company may terminate Executive’s Employment at any time and for any reason (or no reason), with or without Cause, by giving Executive notice in writing. Executive may terminate Executive’s Employment by giving the Company 14 days’ advance written notice. Executive’s Employment shall terminate automatically in the event of Executive’s death. Notwithstanding anything to the contrary, upon Executive’s termination due to death or Disability (as defined herein), Executive shall only be entitled to the payments and benefits provided under Section 5(c)(i)-(v) below.
(c)Rights Upon Termination. In the event Executive’s Employment with the Company terminates for any reason, Executive will be entitled to any (i) unpaid base salary accrued up to the effective date of termination, as well as unpaid, but accrued vacation; (ii) unpaid, but earned and accrued Annual Bonus; (iii) benefits or compensation, including vested benefits, as provided under the terms of any employee benefit and compensation agreements or plans applicable to Executive; (iv) unreimbursed business expenses required to be reimbursed to Executive; and (v) rights to indemnification Executive may have under the Company’s Certificate of Incorporation, Bylaws, the Agreement, or separate indemnification agreement, as applicable. Except as expressly provided in Section 6, upon the termination of Executive’s Employment pursuant to this Section 5, Executive shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to Executive.
(d)Termination of Agreement. The termination of this Agreement shall not limit or otherwise affect any of Executive’s obligations under Section 7.
9.Termination Benefits.
(a)General Release Agreement. Any other provision of this Agreement notwithstanding, subsections (b), (c) or (d) of this Section 6 shall not apply unless (i) Executive has executed a General Release Agreement in a form prescribed by the Company which will include a provision whereby Executive waives and releases with irrevocable effect all known and unknown claims that Executive may then have against the Company or persons affiliated with the Company which are waivable under applicable law, (ii) Executive has, pursuant to such General Release Agreement, agreed not to prosecute any legal action or other proceeding based upon any of such claims to the full extent permissible under applicable law, (iii) Executive has, pursuant to such General Release Agreement, acknowledged Executive’s continuing obligations under this Agreement and the APA (referenced below), and (iv) the General Release Agreement has become effective and irrevocable within 60 days following the date of Executive’s termination of Employment. Any benefits under this Agreement that would be considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the final regulations and official guidance promulgated thereunder (“Code Section 409A”) will be paid on, or, in the case of installments, will not commence until, the 60th day following Executive’s separation from service, or, if later, such time as required by Section 6(h) of this Agreement. Any installment payments that would have been made to Executive during the 60-day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the 60th day following Executive’s separation from service, or, if later, such time as required by Section 6(i) of this Agreement and the remaining payments shall be made as provided in this Agreement. Executive’s eligibility for any payment under this Section 6 is subject to Executive’s continued compliance (including after Executive’s termination) with all non-competition, non-solicitation (for a 12-month duration, with regard to both customers and employees), non-disparagement or other restrictive covenants under this Agreement, the General Release, or any other agreement with the Company, including any restrictive covenant contained in the APA (defined below) to the degree permitted by applicable law.

Align Technology, Inc.
Employment Agreement (Jennifer Davis)

(b)Apart From a Change of Control. If, during the term of this Agreement, and not in connection with a Change of Control (as defined herein) as addressed in Section 6(c) below, the Company terminates Executive’s Employment other than for Cause, death or Disability, or Executive resigns for Good Reason (as defined herein), then, subject to Section 6(a), the Company shall pay Executive in installments following the effectiveness of the General Release Agreement in accordance with Section 6(a) above, an amount equal to: (x) 2 times Executive’s Base Salary at the rate in effect at the time of Executive’s termination of Employment (or if the termination is due to a resignation for Good Reason based on a material reduction in Base Salary, then Executive’s Base Salary in effect immediately prior to such reduction); and (y) the at target amount of Executive’s then-current year Annual Bonus (or if the termination is due to a resignation for Good Reason based on a material reduction in Annual Bonus, then Executive’s Annual Bonus in effect immediately prior to such reduction) prorated for the number of days Executive is employed in said year (“Pro-rated Annual Bonus”), payable on or about the date the Annual Bonus is typically paid and (z) an amount equal to 2 times the then current year’s target amount for the Annual Bonus (“Target Annual Bonus”) (or if the termination is due to a resignation for Good Reason based on a material reduction in the Annual Bonus, then Executive’s Target Annual Bonus in effect immediately prior to such reduction). Executive’s Base Salary under this Section 6(b)(i) will be payable over 24 months in accordance with the Company’s normal payroll practices.
(c)In Connection with a Change of Control. If within 24 months following the occurrence of a Change of Control, one of the following events occurs:
(i)Executive’s Employment is terminated by the Company (or its successor) other than for Cause, death or Disability, or
(ii)Executive resigns for Good Reason,
then, subject to the effectiveness of the General Release Agreement in accordance with Section 6(a) above and suspension of exercise rights with respect to such conditionally vested shares until such execution and in lieu of any payments or benefits under Section 6(b) above and subject to Section 6(a), the Company shall pay Executive, in a lump sum, an amount equal to: (w) 2.5 times Executive’s Base Salary at the rate in effect at the time of the termination of Employment (or if the termination is due to a resignation for Good Reason based on a material reduction in Base Salary, then Executive’s Base Salary in effect immediately prior to such reduction); and (x) the Pro-rated Annual Bonus payable on or about the date the Annual Bonus is typically paid; and (y) an amount equal to 2.5 times the Target Annual Bonus (or if the termination is due to a resignation for Good Reason based on a material reduction in Target Annual Bonus, then Executive’s Target Annual Bonus in effect immediately prior to such reduction); and (z) all shares under all outstanding equity awards that are based solely on Executive’s continuing Employment or service shall vest in full, and all outstanding performance-based equity awards shall vest at actual performance on the date of the Change of Control.
(d)Health Insurance. If Section 6(b) or (c) above applies, and if Executive timely elects to continue Executive’s health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), following the termination of Employment, then subject to Section 6(a), the Company shall make payment on Executive’s behalf to the insurer or administrator of Executive’s monthly premium under COBRA for Executive’s COBRA coverage: up to 18 months, or lump-sum equivalent, taxable, if needed for Affordable Care Act compliance. Notwithstanding anything to the contrary in this Section 6, if the Company determines in its sole discretion that it cannot provide the COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable lump sum payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of Employment.

Align Technology, Inc.
Employment Agreement (Jennifer Davis)

(e)Definition of “Cause.” For purposes of this Agreement, “Cause” shall mean any of the following:
(i)Unauthorized use or disclosure of the confidential information or trade secrets of the Company;
(ii)Any breach of this Agreement or the Align Protection Agreement (“APA”) between Executive and the Company after having received written notice of such breach and 30 days to cure such breach, if curable;
(iii)Conviction of, or a plea of “guilty” or “no contest” to, a felony or any crime involving moral turpitude under the laws of the United States or any state thereof;
(iv)Misappropriation of the assets of the Company or any act of fraud or embezzlement by Executive, or any act of dishonesty by Executive in connection with the performance of Executive’s duties that may adversely affect the business or affairs of the Company;
(v)Any material breach of the Company’s Global Code of Conduct;
(vi)Intentional misconduct; or
(vii)Executive’s willful or grossly negligent failure to satisfactorily perform Executive’s duties after having received written notice of such failure and at least 30 days to cure such failure.
For purposes of Section 6(e)(vii), any action or inaction by Executive shall not be treated as willful or grossly negligent if done or not done (i) based on and in reliance on any lawful direction of the Board or committee thereunder, or (ii) based on and in reliance on the direct advice of inside or outside legal counsel to the Company. The parties agree that mere poor performance alone or any action taken (or inaction not taken) in the reasonable and good faith belief the action or inaction was in the best interests of the Company or its shareholders shall not provide a basis for termination for Cause.
(f)Definition of “Disability.” For purposes of this Agreement, “Disability” shall mean a disability under Section 22(e)(3) of the Code.
(g)Definition of “Good Reason.” Except as noted below, for purposes of this Agreement, subject to the notice and cure period requirements described below, Executive’s resignation for “Good Reason” shall mean Executive’s resignation upon written notice to the Company delivered within 90 days after the occurrence of any one or more of the following events without Executive’s consent:
(i)Executive’s position, authority, duties or responsibilities being materially adversely reduced; provided, however, that a mere change in title shall not, in and of itself, constitute a material reduction. Rather, to constitute a material reduction, there must be an objective and demonstrable diminution in Executive’s day-to-day operational authority, scope of duties or responsibilities, budget, or reporting relationships (for example, the Company ceasing to be publicly traded due to a change in control, Executive ceasing to report directly to the ultimate parent company’s Board of Directors, or Executive being stripped of substantive enterprise-wide responsibilities), as compared to Executive’s position, authority, duties and responsibilities in effect immediately prior to such reduction;
(ii)Executive’s annual Base Salary or Target Annual Bonus being materially reduced;

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(iii)A breach by the Company of this Agreement or any Company policy;
(iv)A written order or requirement by the Board that Executive’s principal place of employment be relocated outside of the greater San Jose area or the San Francisco Bay Area without the written consent of Executive; or
(v)Executive’s benefits being materially reduced.
Good Reason shall not exist under Sections (ii) and (iii) above if such reduction is part of a reduction that is generally applicable to similarly situated executives. For purposes of this provision, Executive shall provide written notice to the Company at least 30 days prior to the effective date of Executive’s resignation, identifying the event or events Executive claims constitute Good Reason and describing in reasonable detail the fact(s) supporting the claim. The Company shall have 30 days to take action to remedy the condition claimed by Executive as Good Reason (“Remedial Period”) but shall have no obligation to take such action. In the event the Company reasonably remedies the condition (including reinstatement of the condition(s) to the state in existence prior to the event(s) constituting Good Reason, then Good Reason shall be deemed not to exist. At the expiration of the Remedial Period and prior to the effective date of Executive’s resignation, Executive shall provide written notice to the Company, stating whether Executive (A) withdraws Executive’s resignation based on the Company’s remedy of the condition, (B) chooses to resign anyway notwithstanding such remedy, or (C) claims the condition has not been remedied and chooses to resign based on a claim of Good Reason. In the absence of such notice, Executive’s resignation shall become effective, and Executive shall be deemed to have resigned without Good Reason. Notwithstanding the foregoing, in order for Executive’s resignation to be for Good Reason, Executive must resign within six months following the initial existence of the event(s) constituting Good Reason set forth in Executive’s initial notice to the Company.
(h)Definition of “Change of Control.” For purposes of this Agreement, “Change of Control” shall mean any of the following:
(i)A sale of all or substantially all of the assets of the Company;
(ii)The acquisition of more than 50% of the common stock of the Company (with all classes or series thereof treated as a single class) by any person or group of people;
(iii)A turnover of a majority of the members of the Board such that the members of the Board immediately following the effective date of the Change of Control are different from the majority of the members of the Board immediately prior to the effective date of the Change of Control;
(iv)A reorganization of the Company wherein the holders of common stock of the Company receive stock in another company (other than a subsidiary of the Company), a merger of the Company with another company wherein there is a 50% or greater change in the ownership of the common stock of the Company as a result of such merger, or any other transaction in which the Company (other than as the parent corporation) is consolidated for federal income tax purposes or is eligible to be consolidated for federal income tax purposes with another corporation; or
(v)In the event that the common stock is traded on an established securities market, a public announcement that any person has acquired or has the right to acquire beneficial ownership of more than 50% of the then-outstanding common stock and for this purpose the terms “person” and “beneficial ownership” shall have the meanings set forth in Section 13(d) of the Securities and Exchange Act of 1934 or related rules promulgated by the Securities and Exchange

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Commission, or the commencement of or public announcement of an intention to make a tender offer or exchange offer for more than 50% of the then outstanding Common Stock.
(i)Section 409A. Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Code Section 409A (together, “Deferred Compensation Separation Benefits”) will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Code Section 409A. Any provision of this Agreement to the contrary notwithstanding, if, at the time of Executive’s separation from service, Executive is a “specified employee,” within the meaning of Code Section 409A, then any Deferred Compensation Separation Benefits due to Executive pursuant to this Agreement or otherwise on or within the six-month period following Executive’s separation from service will accrue during such six-month period and will become payable in a lump sum payment on the date six months and one day following the date of Executive’s separation from service, provided, that such cash severance or other benefits will be paid earlier, at the times and on the terms set forth in the applicable provisions of this Agreement, if the Company reasonably determines that the imposition of additional tax under Code Section 409A, will not apply to an earlier payment of such cash severance or other benefits. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations or that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations will not constitute Deferred Compensation Separation Benefits to the extent permissible under the applicable Treasury Regulations. The foregoing provisions are intended to comply with the requirements of Code Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply. In addition, this Agreement will be deemed amended to the extent necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Code Section 409A and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder, and the parties agree to cooperate with each other and to take reasonably necessary steps in this regard; provided, however, that the Company makes no representations that payments under this Agreement shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Section 409A from applying to payments under this Agreement. Notwithstanding anything herein, any tax liabilities with respect to Code Section 409A will be solely the responsibility of the Executive.
(j)Limitation on Payments; Section 280G. Notwithstanding anything to the contrary in this Agreement, in the event the severance and other benefits provided for in this Agreement or otherwise payable to Executive (“Payments”) (A) are “parachute payments” within the meaning of Section 280G of the Code and (B) but for this Section 6(j), would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s Payments will be either:
(i)delivered in full, or
(ii)delivered as to such lesser extent which would result in no portion of such Payments being subject to the excise tax under Section 4999 of the Code, whichever of (i) or (ii), taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Section 4999 of the Code. If a reduction in the Payments constituting “parachute payments” is necessary so that no portion of such Payments is subject to excise tax under Section 4999 of the Code, (x) Executive will have no rights to any additional Payments that are being reduced, and (y) to the extent required to be ordered in advance shall occur in the following order: (1) reduction of the cash payments, if

Align Technology, Inc.
Employment Agreement (Jennifer Davis)

any, which shall occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (2) cancellation of accelerated vesting of equity awards other than stock options, if any; (3) cancellation of accelerated vesting of stock options, if any; and (4) reduction of other benefits, if any, paid or provided to Executive, which shall occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. In the event that acceleration of vesting of equity awards or stock options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s equity awards or stock options. If two or more equity awards or stock options are granted on the same date, each award or stock option will be reduced on a pro-rata basis. Notwithstanding, any excise tax imposed will be solely the responsibility of Executive. Notwithstanding the foregoing, to the extent the Company submits any Payments to the Company’s stockholders for approval in accordance with Treasury Regulation Section 1.280G-1 Q&A 7, and such Payments will be treated in accordance with the results of such vote, the foregoing provisions shall not apply following such submission and such Payments will be treated in accordance with the results of such vote, except that any reduction in, or waiver of, such Payments required by such vote will be applied without any application of discretion by Executive and to the extent necessary to be prescribed in advance in the order prescribed by this Section 6(j). In no event shall Executive have any discretion with respect to the ordering of Executive’s Payment reductions.
Unless the Company and Executive otherwise agree in writing, any determination required under this Section 6(j) will be made in writing by a nationally recognized firm of independent public accountants selected by the Company, the Company’s legal counsel or such other person or entity on which the parties mutually agree (“Firm”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 6(j), the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 6(j). The Company will bear all costs the Firm may reasonably incur in connection with any calculations contemplated by this Section 6(j).
10.Align Protection Agreement. As a condition of Employment in the position set forth in Section 1(a) above, Executive has contemporaneously entered into the APA in the form provided to Executive, which includes confidentiality and non-solicitation provisions amongst other things, all of which is incorporated herein by reference and which shall survive any termination of this Agreement or Executive’s termination of employment. Executive acknowledges and agrees that the terms and conditions set forth in the APA are material terms of Executive’s employment.
11.Other Policies. Executive acknowledges and agrees that Executive is bound by the terms and conditions of the Company’s policies in effective from time to time, including the Company’s Compensation Recovery Policy, Insider Trading Policy, and the terms and conditions for retirement set forth in the Company’s equity awards. Executive will also comply with the Company’s stock ownership guidelines which require Executive to, within five years of Commencement Date, acquire and thereafter maintain ownership of Company common stock having an aggregate value of at least six times (or such other amount as the Committee may designate from time to time) Executive’s then-current annual Base

Align Technology, Inc.
Employment Agreement (Jennifer Davis)

Salary, in accordance with the terms and valuation methodologies of the Company’s stock ownership guidelines.
12.Successors.
(a)Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For purposes of this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.
(b)Executive’s Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
13.Miscellaneous Provisions.
(a)Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices shall be addressed to Executive at the home address which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
(b)Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(c)Whole Agreement. No other agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement and the APA contain the entire understanding of the parties with respect to the subject matter hereof and this Agreement supersedes and replaces any prior employment agreement between the parties.
(d)Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.
(e)Governing Law. This Agreement will be governed by the laws of the State of California for so long as Executive primarily resides in the State of California without regard to its conflicts of law principles. Executive acknowledges that Executive was represented by legal counsel in negotiating the terms of this agreement, and therefore Section 925(a)-(d) of the California Labor Code does not apply.
(f)Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
(g)No Assignment. This Agreement and all rights and obligations of Executive hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s

Align Technology, Inc.
Employment Agreement (Jennifer Davis)

obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.
(h)Counterparts and Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be signed by way of electronic signature by either party, and any such electronic signature shall have the same legal effect as an original signature, to the fullest effect allowed under applicable law.
(i)Conditions Precedent. The execution of this Agreement is contingent on Executive fulfilling the following conditions precedent: (i) undergoing a background check, (iii) undergoing reference verification, and (iii) executing the APA.
(j)Additional Corporate Policies. Executive acknowledges and agrees to abide by the Company’s various corporate policies and procedures in effect from time to time, including the Align Technology, Inc.: (i) Global Code of Conduct; (ii) Insider Trading Policy; and (iii) Compensation Recovery Policy.

[Signature Page Follows]

Align Technology, Inc.
Employment Agreement (Jennifer Davis)

In Witness Whereof, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.
/s/ Jennifer L. Davis
Jennifer L. Davis
Align Technology, Inc.
/s/ Jaime Richardson
By: Jaime Richardson
Title: Executive VP, Global Human Resources

Align Technology, Inc.
Employment Agreement (Jennifer Davis)

ATTACHMENT A
TO
EMPLOYMENT AGREEMENT

SIGN-ON BONUS
REIMBURSEMENT AGREEMENT

Executive hereby agrees to the following terms and conditions with respect to the Sign-on Bonus:

1. If Executive remains a full-time Company employee for 12 months from the Commencement Date, Executive shall have no obligation to repay the Sign-on Bonus.

2. If Executive resign or if the Company terminates Executive’s employment for Cause as set forth in the Agreement within one year from the Commencement Date, Executive agrees to repay to the Company the Sign-on Bonus, including tax assistance payments or other amounts paid to federal or state tax agencies as withholding or other credit against taxes.

3. If the Company terminates Executive’s Employment other than for Cause within one year from the Commencement Date, Executive will have no obligations under this Attachment A to reimburse the Company for the Sign-on Bonus.

4. Executive understands that all monies paid to Executive must be included as part of Executive’s gross income and may therefore be subject to tax and applicable payroll deductions. If Executive is required to repay the Sign-on Bonus, Executive will repay the entire gross amount paid by the Company. If Executive is required to repay the Sign-on Bonus and is entitled to a refund of any taxes paid or withheld, Executive is responsible for seeking a refund from applicable tax authorities, e.g., by submitting an amended tax return or other required forms.

5. Executive understands that Executive cannot rely on the Company or any director, officer or employee of the Company for advice regarding the proper tax treatment of the Sign-on Bonus, and that Executive is responsible for obtaining independent advice from Executive’s own personal tax advisor.

6. Executive understands that nothing in this Attachment A alters Executive’s at-will employment relationship with the Company.
In Witness Whereof, each of the parties has executed this Attachment A, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ Jennifer L. Davis
Jennifer L. Davis

Align Technology, Inc.

/s/ Jaime Richardson
By: Jaime Richardson
Title: Executive VP, Global Human Resources

Align Technology, Inc.
Employment Agreement (Jennifer Davis)